Exhibit B

Calculation of Filing Fee Table

Schedule TO-I/A

(Form Type)

PGIM Private Real Estate Fund, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Transaction Valuation

	Transaction	Fee	Amount of
	Valuation	Rate	Filing Fee
Fees to Be Paid	—		—
Fees Previously Paid	$8,350,726.18	0.0001531	$1,278.50
Total Transaction Valuation	$8,350,726.18
Total Fees Due for Filing			$1,278.50
Total Fees Previously Paid			$1,278.50(1)
Total Fee Offsets			$0.00
Net Fee Due			$0.00

(1)An aggregate fee of $12,683.00 was paid with the filing of the Schedule TO-I by PGIM Private Real Estate Fund, Inc. (File No. 005-94116) on March 13, 2024 (the "March 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the March 2024 Schedule TO-I filed on April 16, 2024 was $634.22. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $12,048.78 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset a portion of the filing fee in connection with the filing of the Schedule TO-I on June 27, 2024 (the "June 2024 Schedule TO-I"). More specifically, $12,683.00 from the filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the final transaction fee due for the June 2024 Schedule TO-I filing, and a portion of the remaining $11,394.74 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on September 27, 2024. Furthermore, a portion of the remaining $10,595.13 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on December 30, 2024. Lastly, a portion of the remaining $9,693.86 filing fee paid in connection with the March 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on March 27, 2025 (the "March 2025 Schedule TO-I"). This is the final amendment to the March 2025 Schedule TO-I and is being filed to report the results of the offer.

Table 2: Fee Offset Claims and Sources

		Form					Fee Paid
	Registrant		File	Initial	Filing	Fee Offset	with
		or Filing
	or Filer Name		Number	Filing Date	Date	Claimed	Fee Offset
		Type
							Source

Fee Offset	PGIM Private Real Estate	SC TO-I	005-94116	March 13,		$12,048.78
Claims	Fund, Inc.			2024

Fee Offset					March 13,		$12,048.78
Sources					2024

Fee Offset	PGIM Private Real Estate	SC TO-I	005-94116	June 27,		$11,394.74
Claims	Fund, Inc.			2024

Fee Offset					June 27,		$11,394.74
Sources					2024

Fee Offset	PGIM Private Real Estate	SC TO-I	005-94116	September		$10,595.13
Claims	Fund, Inc.			27, 2024

Fee Offset					September		$10,595.13
Sources					27, 2024

Fee Offset	PGIM Private Real Estate	SC TO-I	005-94116	March 27,		$9,693.86
Claims	Fund, Inc.			2025

Fee Offset					March 27,		$9,693.86
Sources					2025